-)As filed with the Securities and Exchange Commission on October 28, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCHOLAR ROCK HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	82-3750435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

620 Memorial Drive, 2nd Floor

Cambridge, MA 02139

(857) 259-3860

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stuart A. Kingsley

President and Chief Executive Officer

Scholar Rock Holding Corporation
620 Memorial Drive, 2nd Floor
Cambridge, MA 02139
(857) 259-3860

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kingsley L. Taft Laurie A. Burlingame Michael J. Rosenberg Goodwin Procter LLP 100 Northern Ave. Boston, MA 02210 (617) 570-1000	Junlin Ho Scholar Rock Holding Corporation 620 Memorial Drive, 2nd Floor Cambridge, MA 02139 (857) 259-3860

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-231920

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value
Preferred Stock, $0.001 par value
Debt Securities
Warrants
Units
Total(2)	$6,750,000	$737	(3)

(1)	The Registrant previously registered securities, including common stock, preferred stock, debt securities, warrants and units comprised of same, with an aggregate offering price of $275,000,000 on a Registration Statement on Form S-3 (File No. 333-231920) filed by the Registrant on June 3, 2019, and declared effective by the Securities and Exchange Commission on June 10, 2019 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional amount of securities, including common stock, preferred stock, warrants, debt securities and units comprised of same having a proposed maximum aggregate offering price of $6,750,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement exceed that registered under such registration statements. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants and units.

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by Scholar Rock Holding Corporation, a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction IV.A. to Form S-3. The contents of the Registration Statement on Form S-3 (File No. 333-231920) (the “Prior Registration Statement”) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June 10, 2019, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of securities offered by the Registrant by a proposed aggregate offering price of $6,750,000 of securities, including common stock, preferred stock, debt securities, warrants and units comprised of same, which includes shares that may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statements Schedules.

(a) Exhibits.

Exhibit Number	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Massachusetts, on this 28th day of October, 2020.

SCHOLAR ROCK HOLDING CORPORATION

By:	/s/ Stuart A. Kingsley
Stuart A. Kingsley
President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Stuart A. Kingsley and Edward Myles, and each of them singly, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stuart A. Kingsley	President, Chief Executive Officer and Director (Principal Executive Officer)	October 28, 2020
STUART KINGSLEY, MBA
/s/ Edward H. Myles	Chief Financial Officer (Principal Financial and Accounting Officer)	October 28, 2020
EDWARD H. MYLES, MBA
/s/ David Hallal	Director	October 28, 2020
David Hallal
/s/ Kristina Burrow	Director	October 28, 2020
Kristina Burow, MBA

/s/ Jeffrey S. Flier	Director	October 28, 2020
Jeffrey S. Flier, M.D.
/s/ Michael Gilman	Director	October 28, 2020
Michael Gilman, Ph.D.
/s/ Amir Nashat	Director	October 28, 2020
Amir Nashat, Sc.D.
/s/ Akshay Vaishnaw	Director	October 28, 2020
Akshay Vaishnaw M.D., Ph.D.